UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

January 15, 2015

ENSERVCO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9494	84-0811316
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

501 South Cherry St., Ste. 320

Denver, CO 80246

Address of principal executive offices

303-333-3678

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 15, 2015, Gerard P. Laheney resigned as a member of the Board of Directors (the “Board”) of Enservco Corporation (the “Company”). Mr. Laheney noted that no disagreements with the Board, management or Company practices or policies existed upon his resignation. Instead, he cited personal reasons for his decision to resign. The Board agreed to pay Mr. Laheney $5,000 for consulting services subsequent to his resignation.

At a special meeting of the Board on January 15, 2015, the Board voted unanimously to appoint Robert S. Herlin and William A. Jolly as members of the Board. Both Mr. Herlin and Mr. Jolly were appointed to the audit committee of the Board and became parties to indemnification agreements in the form attached as Exhibit 10.07 to the Company’s annual report on Form 10-K for the year ended December 31, 2013.

There were no arrangements or understandings between Mr. Herlin and any other person pursuant to which he was appointed as a member of the Board. There have been no transactions between Mr. Herlin and the Company required to be disclosed by Item 404(a) of Regulation S-K. In connection with his appointment and to induce his acceptance, Mr. Herlin was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 15, 2020 at a strike price of $1.79 per share (being the closing price on January 15, 2015, the date the options were granted).

There were no arrangements or understandings between Mr. Jolly and any other person pursuant to which he was appointed as a member of the Board. There have been no transactions between Mr. Jolly and the Company required to be disclosed by Item 404(a) of Regulation S-K. In connection with his appointment and to induce his acceptance, Mr. Jolly was awarded 100,000 stock options under the Company’s 2010 Stock Incentive Plan, which vest 50% upon his first anniversary as a Board member and 50% upon his second anniversary, and are exercisable until January 15, 2020 at a strike price of $1.79 per share (being the closing price on January 15, 2015, the date the options were granted).

Item 8.01. Other Events

On January 20, 2015, the Company issued a press release announcing the resignation of Mr. Laheney and the appointments of Mr. Herlin and Mr. Jolly as members of the Board as described in Item 5.02, above. A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Letter from Gerard P. Laheney dated January 15, 2015.
99.2	Press release dated January 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of January, 2015.

Enservco Corporation

By: /s/ Rick D. Kasch
Rick D. Kasch, President

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